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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 3, 1995



                                 SUFFOLK BANCORP
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             (Exact name of registrant as specified in its charter)




   New York                 0-13580                            11-2708279
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(State or other           (Commission                        (IRS Employer
Jurisdiction of           File Number)                      Identification No.)
Incorporation
or Organization)



6 West Second Street, Riverhead, New York 11901                   11901
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   (Address of principal executive offices)                     (Zip Code)




      Registrant's telephone number, including area code: (516) 727-2700

                                       N/A
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          (Former name or former address, if changed since last report)


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         ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

                 (a) On June 26, 1995, the Company terminated KPMG Peat Marwick as its independent accountant. KPMG Peat Marwick's report on the Company's financial statements did not contain, for either of the past two years, an adverse opinion or a disclaimer of opinion, nor was it qualified nor modified as to uncertainty, auditing scope or accounting principles.

                      The decision to change accountants was recommended by the Audit Committee of the Board of Directors and approved by the entire Board of Directors based upon such recommendation.

                      During the years 1993 and 1994 and the partial year of 1995, there were no disagreements with KPMG Peat Marwick on any matter of accounting principles or practices, financial financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG Peat Marwick, would have caused it to make references to the subject matter of the disagreement in connection with its report.

                 (b) On June 26, 1995, Arthur Andersen was engaged as the new independent accountant for the Company to be the principal accountant to audit the Registrant's financial statements.

                      The Company has requested KPMG Peat Marwick to furnish it a letter addressed to the Commission stating whether it agrees with the above statements.







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                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                SUFFOLK BANCORP

Date:  July 3, 1995                             By: /s/ Edward J. Merz
                                                    -------------------
                                                    Edward J. Merz, President &
                                                    Chief Executive Officer




                                      (3)